Exhibit 10.4

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this "Agreement") is made and entered into this ___ day of January 2014 (the "Effective Date"), by and between Integrity Capital Income Fund, Inc., a Colorado corporation (the "Company"), and the undersigned ("Indemnitee").

WHEREAS, at the request of the Company, Indemnitee currently serves as an executive officer and/or director of the Company and may, therefore, be subjected to claims, suits or proceedings arising as a result of his service.

WHEREAS, as an inducement to Indemnitee to continue to serve as such executive officer and/or director, the Company has agreed to indemnify and to advance expenses and costs incurred by Indemnitee in connection with any such claims, suits or proceedings, to the fullest extent permitted by law.

WHEREAS, the parties by this Agreement desire to set forth their agreement regarding indemnification and advance of expenses.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

1.            Services by Indemnitee. Indemnitee will serve as an executive officer and/or director of the Company. However, this Agreement shall not impose any obligation on Indemnitee or the Company to continue Indemnitee's service to the Company beyond any period otherwise required by law or by other agreements or commitments of the parties, if any.

2.            Indemnification — General. The Company shall indemnify, and advance Expenses to, Indemnitee (a) as provided in this Agreement and (b) otherwise to the fullest extent permitted by Colorado law in effect on the date hereof and as amended from time to time; provided, however, that no change in Colorado law shall have the effect of reducing the benefits available to Indemnitee hereunder based on Colorado law as in effect on the date hereof. The rights of Indemnitee provided in this paragraph shall include, without limitation, the rights set forth in the other sections of this Agreement, including any additional indemnification permitted by Section 7-109-101 et seq. of the Colorado Business Corporation Act ("CBCA"). Notwithstanding anything to the contrary in this paragraph or any other section of this Agreement, for so long as the Company is subject to the Investment Company Act of 1940 and the regulations promulgated thereunder (the "Investment Company Act"), the Company shall not indemnify or advance Expenses to Indemnitee to the extent such indemnification or advance would violate the Investment Company Act.

3.            Proceedings Other Than Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 3 if, by reason of his Corporate Status, he is, or is threatened to be, made a party to or a witness in any threatened, pending, or completed Proceeding, other than a Proceeding by or in the right of the Company. Pursuant to this Section 3, Indemnitee shall be indemnified against all judgments, penalties, fines and amounts paid in settlement and all Expenses actually and reasonably incurred by him or on his behalf in connection with a Proceeding by reason of his Corporate Status unless it is established that (i) the act or omission of Indemnitee was material to the matter giving rise to the Proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) Indemnitee actually received an improper personal benefit in money, property or services, or (iii) in the case of any criminal Proceeding, Indemnitee had reasonable cause to believe that his conduct was unlawful.

4.            Proceedings by or in the Right of the Company.  Indemnitee shall be entitled to the rights of indemnification provided in this Section 4 if, by reason of his Corporate Status, he is, or is threatened to be, made a party to or a witness in any threatened, pending or completed Proceeding brought by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 4, Indemnitee shall be indemnified against all amounts paid in settlement and all Expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding unless it is established that (i) the act or omission of Indemnitee was material to the matter giving rise to such a Proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty or (ii) Indemnitee actually received an improper personal benefit in money, property or services.

5.            Court-Ordered Indemnification. Notwithstanding any other provision of this Agreement, a court of appropriate jurisdiction, upon application of Indemnitee and such notice as the court shall require, may order indemnification in the following circumstances:

(a)             if it determines Indemnitee is entitled to reimbursement under Section 7-109-103 of the CBCA, the court shall order indemnification, in which case Indemnitee shall be entitled to recover the expenses of securing such reimbursement; or

(b)  if it determines that Indemnitee is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not Indemnitee (i) has met the standards of conduct set forth in Section 7-109-102(1) of the CBCA or (ii) has been adjudged liable for receipt of an improper personal benefit under Section 7-109-102(4) of the CBCA, the court may order such indemnification as the court shall deem proper.  However, indemnification with respect to any Proceeding in which liability shall have been adjudged in the circumstances described in Section 7-109-102(4) of the CBCA shall be limited to Expenses.

6.            Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, and without limiting any such provision, to the extent that Indemnitee is, by reason of his Corporate Status, made a party to and is successful, on the merits or otherwise, in the defense of any Proceeding, he shall be indemnified for all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.  If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee under this Section 6 for all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter, allocated on a reasonable and proportionate basis.  For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

7.            Advance of Expenses. The Company shall advance all reasonable Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding to which Indemnitee is, or is threatened to be, made a party or a witness, within ten business days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by a written affirmation by Indemnitee of Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Company as authorized by law and by this Agreement has been met and a written undertaking by or on behalf of Indemnitee, in substantially the form attached hereto as Exhibit A or in such form as may be required under applicable law as in effect at the time of the execution thereof, to reimburse the portion of any Expenses advanced to Indemnitee relating to claims, issues or matters in the Proceeding as to which it shall ultimately be established that the standard of conduct has not been met and which have not been successfully resolved as described in Section 6. For so long as the Company is subject to the Investment Company Act, any advancement of Expenses shall be subject to at least one of the following as a condition of the advancement: (a) Indemnitee shall provide a security for his or her undertaking, (b) the Company shall be insured against losses arising by reason of any lawful advances or (c) a majority of a quorum of the "disinterested, non-party directors" of the Company, or Independent Counsel in a written opinion, shall determine, based on a review of readily available facts (as opposed to a full-trial-type inquiry), that there is reason to believe that Indemnitee ultimately will be found entitled to indemnification.  To the extent that Expenses advanced to Indemnitee do not relate to a specific claim, issue or matter in the Proceeding, such Expenses shall be allocated on a reasonable and proportionate basis.  The undertaking required by this Section 7 shall be an unlimited general obligation by or on behalf of Indemnitee and shall be accepted without reference to Indemnitee's financial ability to repay such advanced Expenses and without any requirement to post security therefor.

8.            Procedure for Determination of Entitlement to Indemnification.  (a)  To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification.  The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification.

(b)              Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 8(a) hereof, a determination, if required by applicable law, with respect to Indemnitee's entitlement thereto shall promptly be made in the specific case: (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee; or (ii) if a Change of Control shall not have occurred, (A) by the Board of Directors (or a duly authorized committee thereof) by a majority vote of a quorum consisting of Disinterested Directors ("Disinterested Directors"), or (B) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee, or (C) if so directed by a majority of the members of the Board of Directors, by the stockholders of the Company; and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten business days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee's entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination.  Any costs or Expenses incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee's entitlement to indemnification) and the Company shall indemnify and hold Indemnitee harmless therefrom.

9.            Presumptions and Effect of Certain Proceedings. (a)  In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 8(a) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making of any determination contrary to that presumption.

(b)  The termination of any Proceeding by judgment, order, settlement, conviction, a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, does not create a presumption that Indemnitee did not meet the requisite standard of conduct described herein for indemnification.

10.            Remedies of Indemnitee. (a)  If (i) a determination is made pursuant to Section 8 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advance of Expenses is not timely made pursuant to Section 7 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 8(b) of this Agreement within 30 days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 6 of this Agreement within ten business days after receipt by the Company of a written request therefor, or (v) payment of indemnification is not made within ten business days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Colorado of his entitlement to such indemnification or advance of Expenses.

(b)             In any judicial proceeding commenced pursuant to this Section 10 the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advance of Expenses, as the case may be.

(c)              If a determination shall have been made pursuant to Section 8(b) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 10, absent a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification.

(d)              In the event that Indemnitee, pursuant to this Section 10, seeks a judicial adjudication to enforce his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company for, any and all Expenses actually and reasonably incurred by him in such judicial adjudication. If it shall be determined in such judicial adjudication that Indemnitee is entitled to receive part but not all of the indemnification or advance of Expenses sought, the Expenses incurred by Indemnitee in connection with such judicial adjudication shall be appropriately prorated.

11.            Defense of the Underlying Proceeding. (a)  Indemnitee shall notify the Company promptly upon being served with or receiving any summons, citation, subpoena, complaint, indictment, information, notice, request or other document relating to any Proceeding which may result in the right to indemnification or the advance of Expenses hereunder; provided, however, that the failure to give any such notice shall not disqualify Indemnitee from the right, or otherwise affect in any manner any right of Indemnitee, to indemnification or the advance of Expenses under this Agreement unless the Company's ability to defend in such Proceeding or to obtain proceeds under any insurance policy is materially and adversely prejudiced thereby, and then only to the extent the Company is thereby actually so prejudiced.

(b)              Subject to the provisions of the last sentence of this Section 11(b) and of Section 11(c) below, the Company shall have the right to defend Indemnitee in any Proceeding which may give rise to indemnification hereunder; provided, however, that the Company shall notify Indemnitee of any such decision to defend within 15 calendar days following receipt of notice of any such Proceeding under Section 11(a) above.  The Company shall not, without the prior written consent of Indemnitee, which shall not be unreasonably withheld or delayed, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise which (i) includes an admission of fault of Indemnitee or (ii) does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to Indemnitee.  This Section 11(b) shall not apply to a Proceeding brought by Indemnitee under Section 10 above or Section 17 below.

(c)              Notwithstanding the provisions of Section 11(b) above, if in a Proceeding to which Indemnitee is a party by reason of Indemnitee's Corporate Status, (i) Indemnitee reasonably concludes, based upon an opinion of counsel approved by the Company, which approval shall not be unreasonably withheld, that he may have separate defenses or counterclaims to assert with respect to any issue which may not be consistent with other defendants in such Proceeding, (ii) Indemnitee reasonably concludes, based upon an opinion of counsel approved by the Company, which approval shall not be unreasonably withheld, that an actual or apparent conflict of interest or potential conflict of interest exists between Indemnitee and the Company, or (iii) if the Company fails to assume the defense of such Proceeding in a timely manner, Indemnitee shall be entitled to be represented by separate legal counsel of Indemnitee's choice, subject to the prior approval of the Company, which shall not be unreasonably withheld, at the expense of the Company.  In addition, if the Company fails to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any Proceeding to deny or to recover from Indemnitee the benefits intended to be provided to Indemnitee hereunder, Indemnitee shall have the right to retain counsel of Indemnitee's choice, subject to the prior approval of the Company, which shall not be unreasonably withheld, at the expense of the Company (subject to Section 10(d)), to represent Indemnitee in connection with any such matter.

12.            Non-Exclusivity; Survival of Rights; Subrogation; Insurance; Investment Company Act.  (a)  The rights of indemnification and advance of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Articles of Incorporation or Bylaws of the Company, any agreement or a resolution of the stockholders entitled to vote generally in the election of directors or of the Board of Directors, or otherwise.  No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal.

(b)              In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(c)              The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable or payable or reimbursable as expenses hereunder if and to the extent that (i) Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise, or (ii) for so long as the Company is subject to the Investment Company Act, indemnification or payment or reimbursement of expenses would not be permissible under the Investment Company Act.

13.            Insurance. The Company will use its reasonable best efforts to acquire directors and officers liability insurance, on terms and conditions deemed appropriate by the Board of Directors of the Company, with the advice of counsel, covering Indemnitee or any claim made against Indemnitee for service as a director or officer of the Company and covering the Company for any indemnification or advance of Expenses made by the Company to Indemnitee for any claims made against Indemnitee for service as a director or officer of the Company.  Without in any way limiting any other obligation under this Agreement, the Company shall indemnify Indemnitee for any payment by Indemnitee arising out of the amount of any deductible or retention and the amount of any excess of the aggregate of all judgments, penalties, fines, settlements and reasonable Expenses incurred by Indemnitee in connection with a Proceeding over the coverage of any insurance referred to in the previous sentence.

14.            Indemnification for Expenses of a Witness.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding, whether instituted by the Company or any other party, and to which Indemnitee is not a party, he shall be advanced all reasonable Expenses and indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

15.            Duration of Agreement; Binding Effect. (a)  This Agreement shall continue during the term of Indemnitee's Corporate Status and terminate ten years after the date that Indemnitee's Corporate Status shall have ceased; provided, that the rights of Indemnitee hereunder shall continue until the final termination of any Proceeding then pending in respect of which Indemnitee is granted rights of indemnification or advance of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 10 of this Agreement relating thereto.

(b)              The indemnification and advance of Expenses provided by, or granted pursuant to, this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), shall continue as to an Indemnitee who has ceased to be a director, trustee, officer, employee or agent of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the written request of the Company, and shall inure to the benefit of Indemnitee and his spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

(c)              The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

16.            Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

17.            Exception to Right of Indemnification or Advance of Expenses.  Notwithstanding any other provision of this Agreement, Indemnitee shall not be entitled to indemnification or advance of Expenses under this Agreement with respect to any Proceeding brought by Indemnitee, unless (a) the Proceeding is brought to enforce indemnification under this Agreement or otherwise or (b) the Company's Bylaws, as amended, the Articles of Incorporation, a resolution of the stockholders entitled to vote generally in the election of directors or of the Board of Directors or an agreement approved by the Board of Directors to which the Company is a party expressly provide otherwise.

18.            Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by email or facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such email or facsimile signature page were an original thereof.

19.            Headings.  The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

20.            Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

21.            Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service (with signature required), by facsimile, by electronic mail, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses:

If to the Indemnitee, to:  The address set forth on the signature page hereto.

If to the Company:

Integrity Capital Income Fund, Inc.
13540 Meadowgrass Drive, Suite 100
Colorado Springs, CO  80921
Phone:  (719) 955-4801
Attn:  Randall Rush, Chairman

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

22.            Governing Law.  The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, (i) the laws of the State of Colorado applicable to contracts formed and to be performed entirely within the State of Colorado, without regard to its conflicts of laws rules, to the extent such rules would require or permit the application of the laws of another jurisdiction, and (ii) the Investment Company Act.  To the extent the applicable laws of the State of Colorado or any applicable provision of this Agreement shall conflict with the applicable provisions of the Investment Company Act, the latter shall control.

23.            Third-Party Beneficiaries.  Nothing in this Agreement, either express or implied, is intended to or shall confer upon any third party any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement

24.            Definitions. For purposes of this Agreement:

(a)            "Change of Control" shall mean the occurrence of any of the following events after the Effective Date of this Agreement:

(i)            the sale or other disposition of all or substantially all of the Company's assets; or

(ii)            the acquisition, whether directly, indirectly, beneficially (within the meaning of rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "1934 Act")) or of record, as a result of a merger, consolidation or otherwise, of securities of the Company representing fifteen percent (15%) or more of the aggregate voting power of the Company's then-outstanding Common Stock by any "person" (within the meaning of Sections 13(d) and 14(d) of the 1934 Act), including, but not limited to, any corporation or group of persons acting in concert, other than (i) the Company or its subsidiaries and/or (ii) any employee pension benefit plan (within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974) of the Company or its subsidiaries, including a trust established pursuant to any such plan.

(b)             "Corporate Status" means the status of a person who is or was a director, trustee, officer, employee or agent of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise for which such person is or was serving at the request of the Company.

(c)            "Disinterested Director" means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(d)             "Expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

(e)            "Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement.  If a Change of Control has not occurred, Independent Counsel shall be selected by the Board of Directors, with the approval of Indemnitee, which approval will not be unreasonably withheld. If a Change of Control has occurred, Independent Counsel shall be selected by Indemnitee, with the approval of the Board of Directors, which approval will not be unreasonably withheld.

(f)            "Proceeding" includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative (including on appeal), except one (i) initiated by an Indemnitee pursuant to Section 10 of this Agreement to enforce his rights under this Agreement or (ii) pending or completed on or before the Effective Date, unless otherwise specifically agreed in writing by the Company and Indemnitee.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each party has caused this Agreement to be executed as of the Effective Date by its duly authorized officer.

COMPANY:

INTEGRITY CAPITAL INCOME FUND, INC.

By:    __________________________________________________________
Name:    ______________________________________________________
Title:   ________________________________________________________

INDEMNITEE:

Name:   ______________________________________________________
Address:   __________________________________________________
____________________________________
Email:     _____________________________________________________

Title:    ______________________________________________________

Date:        ____________________________________________________

EXHIBIT A

FORM OF UNDERTAKING TO REPAY EXPENSES ADVANCED

The Board of Directors of Integrity Capital Income Fund, Inc.

Re: Undertaking to Repay Expenses Advanced

Ladies and Gentlemen:

This undertaking is being provided pursuant to that certain Indemnification Agreement (the "Indemnification Agreement") dated the ___ day of ________ 2014, by and between Integrity Capital Income Fund, Inc. (the "Company") and the undersigned Indemnitee ("Indemnitee"), pursuant to which I am entitled to advance of expenses in connection with [Description of Proceeding] (the "Proceeding").

Terms used herein and not otherwise defined shall have the meanings specified in the Indemnification Agreement.

I am subject to the Proceeding by reason of my Corporate Status or by reason of alleged actions or omissions by me in such capacity. I hereby affirm that at all times, insofar as I was involved as [a director/officer] of the Company, in any of the facts or events giving rise to the Proceeding, I (1) acted in good faith and honestly, (2) did not receive any improper personal benefit in money, property or services and (3) in the case of any criminal proceeding, had no reasonable cause to believe that any act or omission by me was unlawful.

In consideration of the advance of Expenses by the Company for reasonable attorneys' fees and related expenses incurred by me in connection with the Proceeding (the "Advanced Expenses"), I hereby agree that if, in connection with the Proceeding, it is established that (1) an act or omission by me was material to the matter giving rise to the Proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty or (2) I actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, I had reasonable cause to believe that the act or omission was unlawful, then I shall promptly reimburse the portion of the Advanced Expenses relating to the claims, issues or matters in the Proceeding as to which the foregoing findings have been established and which have not been successfully resolved as described in Section 6 of the Indemnification Agreement. To the extent that Advanced Expenses do not relate to a specific claim, issue or matter in the Proceeding, I agree that such Expenses shall be allocated on a reasonable and proportionate basis.

IN WITNESS WHEREOF, I have executed this Affirmation and Undertaking on this ___ day of _________________ 20___.

__________________________
Indemnitee